Exhibit 99.4

Itron Prices Follow-on Public Offering

LIBERTY LAKE, Wash.—(BUSINESS WIRE)--Mar. 10, 2021— Itron, Inc. (NASDAQ: ITRI) (the “Company”), which is innovating the way utilities and cities manage energy and water, today announced the pricing of its underwritten public offering of 3,888,889 shares of common stock at a price to the public of $90.00 per share. The underwriters will also have a 30-day option to purchase up to an additional 583,333 shares. The offering is expected to close on or about March 12, 2021, subject to customary closing conditions.

The Company intends to use the net proceeds from the offering, together with cash on hand, to repay outstanding term loan borrowings under its credit facility that was initially entered into on January 5, 2018, and to pay all fees and expenses related to the offering and such repayment.

The Company also announced by separate press release that it has priced its previously announced private offering to eligible purchasers of $400 million aggregate principal amount of 0% convertible senior notes due 2026. The initial purchasers of the convertible notes have a 13-day option to purchase up to an additional $60 million aggregate principal amount of convertible notes. The offering of convertible notes is expected to close on or about March 12, 2021, subject to customary closing conditions. The closing of the offering of shares is not contingent upon the closing of the offering of convertible notes (or vice versa).

J.P. Morgan Securities LLC is acting as lead book-running manager for the offering. Wells Fargo Securities is acting as book-running manager for the offering.

A shelf registration statement relating to these securities was declared effective by the Securities and Exchange Commission (the “SEC”) on March 8, 2021. The offering is being made only by means of a prospectus. Copies of the prospectus relating to the offering, when available, may be obtained from (1) J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, via telephone at 1-866-803-9204 or via email at prospectus-eq_fi@jpmchase.com and (2) Wells Fargo Securities, LLC, Attention: Equity Syndicate Department, 500 West 33rd Street, New York, New York 10001, via telephone 1-800-326-5897, or via email at cmclientsupport@wellsfargo.com.

This press release does not constitute an offer to sell or a solicitation of an offer to buy shares of common stock and shall not constitute an offer, solicitation or sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration and qualification under the securities laws of such state or jurisdiction.

About Itron

Itron® enables utilities and cities to safely, securely and reliably deliver critical infrastructure services to communities in more than 100 countries. Our portfolio of smart networks, software, services, meters and sensors helps our customers better manage electricity, gas and water resources for the people they serve. By working with our customers to ensure their success, we help improve the quality of life, ensure the safety and promote the well-being of millions of people around the globe. Itron is dedicated to creating a more resourceful world.

Itron® is a registered trademark of Itron, Inc. All third-party trademarks are property of their respective owners and any usage herein does not suggest or imply any relationship between Itron and the third party unless expressly stated.

Cautionary Note Regarding Forward Looking Statements

This release contains, and our officers and representatives may from time to time make, “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical factors nor assurances of future performance. These statements are based on our expectations about, among others, revenues, operations, financial performance, earnings, liquidity, earnings per share, cash flows and restructuring activities including headcount reductions and other cost savings initiatives. This document reflects our current strategy, plans and expectations and is based on information currently available as of the date of this release. When we use words such as “expect,” “intend,” “anticipate,” “believe,” “plan,” “goal,” “seek,” “project,” “estimate,” “future,” “strategy,” “objective,” “may,” “likely,” “should,” “will,” “will continue,” and similar expressions, including related to future periods, they are intended to identify forward-looking statements. Forward-looking statements rely on a number of assumptions and estimates. Although we believe the estimates and assumptions upon which these forward-looking statements are based are reasonable, any of these estimates or assumptions could prove to be inaccurate and the forward-looking statements based on these estimates and assumptions could be incorrect. Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors. Therefore, you should not rely on any of these forward-looking statements. Some of the factors that we believe could affect our results include our ability to execute on our restructuring plan, our ability to achieve estimated cost savings, the rate and timing of customer demand for our products, rescheduling of current customer orders, changes in estimated liabilities for product warranties, adverse impacts of litigation, changes in laws and regulations, our dependence on new product development and intellectual property, future acquisitions, changes in estimates for stock-based and bonus compensation, increasing volatility in foreign exchange rates, international business risks, uncertainties caused by adverse economic conditions, including, without limitation those resulting from extraordinary events or circumstances such as the COVID-19 pandemic and other factors that are more fully described in Part I, Item 1A: Risk Factors included in our latest Annual Report on Form 10-K filed with the SEC. Itron undertakes no obligation to update or revise any information in this press release.

The impact caused by the ongoing COVID-19 pandemic includes uncertainty as to the duration, spread, severity, and any resurgence of the COVID-19 pandemic including other factors contributing to infection rates, such as reinfection or mutation of the virus, the effectiveness or widespread availability and application of any vaccine, the duration and scope of related government orders and restrictions, impact on overall demand, impact on our customers’ businesses and workforce levels, disruptions of our business and operations, including the impact on our employees, limitations on, or closures of, our facilities, or the business and operations of our customers or suppliers. Our estimates and statements regarding the impact of COVID-19 are made in good faith to provide insight to our current and future operating and financial environment and any of these may materially change due to factors outside our control. For more information on risks associated with the COVID-19 pandemic, please see Itron’s updated risk in Part I, Item 1A: Risk Factors of our latest Form 10-K filed with the SEC.

Itron, Inc.

Kenneth P. Gianella

Vice President, Investor Relations

(669) 770-4643

Source: Itron, Inc.